UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2005

Mitek Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15235	87-0418827
(Commission File Number)	(IRS Employer Identification No.)

14145 Danielson Street, Suite B, Poway, CA	92064
(Address of Principal Executive Offices)	(Zip Code)

(858) 513-4600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

As discussed in more detail below under Item 3.02, On February 22, 2005, Mitek Systems, Inc. entered into a Securities Purchase Agreement with the John H. Harland Company, pursuant to which Mitek agreed to sell to Harland up to 2,142,856 shares of its authorized and unissued Common Stock and up to 321,428 Warrants to purchase Common Stock for an aggregate purchase price of $1,500,000. Each Warrant is exerciseable for a period of seven years at a price of $.70 subject to certain adjustments.

Item 3.02 Unregistered Sales of Equity Securities.

On February 22, 2005, Mitek Systems, Inc. entered into a Securities Purchase Agreement with the John H. Harland Company, pursuant to which Mitek agreed to sell to Harland up to 2,142,856 shares of its authorized and unissued Common Stock and up to 321,428 Warrants to purchase Common Stock for an aggregate purchase price of $1,500,000. Each Warrant is exerciseable for a period of seven years at a price of $.70 subject to certain adjustments.

The purchase price for the Common Stock and Warrants is payable in cash. There were no underwriting discounts or commissions incurred in connection with the sale. Mitek will use the net proceeds from the sale for working capital purposes.

The sale is expected close in two rounds, the initial round for one-half of the shares and one-half of the Warrants for a purchase price of $750,000 occurred simultaneously with the signing of the agreement on February 22, 2005. The second round for the remainder of the shares and the Warrants for a purchase price of $750,000 is scheduled to take place on or before August 31, 2005. That round is subject to customary closing conditions, and a condition that Mitek amend its Certificate of Incorporation to increase the authorized number of shares of its Common Stock from the current 20,000,000 shares to at least 30,000,000 shares. Mitek Systems plans to promptly call a special stockholders meeting for the purpose of approving such an amendment to its Certificate of Incorporation; however, amendment is subject to stockholder approval which has not yet been obtained. In the event that Mitek Systems cannot secure stockholder approval for the amendment, it would not be able to meet the closing conditions for the second closing.

The Common Stock and Warrants were sold without registration. Mitek has relied upon the exemption for a private placement transaction under Rule 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. There is no agreement currently in place that requires Mitek to register the Common Stock or the Common Stock underlying the Warrants.

In connection with the sale, Mitek has granted Harland board observation rights for as long as Harland continues to hold at least 20% of the shares of Common Stock it purchases under the Securities Purchase Agreement together with the shares of Common Stock issuable upon exercise of the Warrants.

The foregoing description of the transaction is not complete, and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement and the Warrant, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Item 9.01(c)   Exhibits

Exhibit 4.1     Securities Purchase Agreement and Form of Warrant
Exhibit 99.1   Press Release of the Company dated February 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

Date: February 22, 2005	By:	/s/ James B. DeBello
James B. DeBello
President and Chief Executive Officer

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